UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 16, 2005

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

c) Exhibits

99      Severance Agreement between Unizan Financial Corp. and Kim M. Taylor dated February 15, 2005.

Canton, Ohio, February 16, 2005 – Unizan Financial Corp. (NASDAQ: UNIZ), entered into a Severance Agreement on February 15, 2005 with Kim M. Taylor, Chief Financial Officer of Unizan Bank, National Association, a national bank and wholly owned subsidiary of Unizan Financial Corp.

The terms of Mr. Taylor’s Severance Agreement follow and the agreement is qualified in its entirety by reference to the text of the Severance Agreement, a copy of which is filed as an Exhibit to this Form 8-K filing.

The Severance Agreement has an initial three year term, and on each anniversary thereafter, the Severance Agreement may be extended for one additional year if the Corporation’s board of directors determines that Mr. Taylor’s performance has satisfied the standards and requirements of the board. Unless sooner terminated, the Severance Agreement shall terminate when Mr. Taylor reaches age 65.

This Agreement is similar in terms to Severance Agreements previously entered into by Unizan Financial Corp. and several of its current executive officers as previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005	UNIZAN FINANCIAL CORP.

	By:	/s/ James H. Nicholson
	Its:	EVP & Chief Operating Officer